EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-100228, 333-86436, 333-65986, 333-51408, 333-45634, 333-89653 and 333-112070) of LookSmart, Ltd. of our report dated March 5, 2004, relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

/s/    PRICEWATERHOUSECOOPERS LLP

San Francisco, California

March 12, 2004